              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As  independent  registered  public  accountants,   we  hereby  consent  to  the
incorporation  by reference in Registration  Statement No. 333-62844 on Form S-8
pertaining to the Restated Airport Systems International, Inc. 1991 Stock Option
Plan of Elecsys Corporation  (formerly Airport Systems  International,  Inc.) of our  report  dated  June  28,  2005,  relating  to  the  consolidated  financial statements  of Elecsys  Corporation  as of and for the year ended April 30, 2005 included in the Annual  Report on Form 10-KSB for the year ended April 30, 2005.
It should be noted that we have not  audited  any  financial  statements  of the company  subsequent  to April  30,  2005,  or  performed  any  audit  procedures subsequent to the date of our report.

/s/ MAYER HOFFMAN McCANN P.C.

Leawood, Kansas
July 28, 2005